Exhibit 3.2.2

BY-LAWS

of

Equinox-92nd Street Incorporated

ARTICLE I

OFFICES

1.1                                 Office:  The office of EQUINOX-92nd Street, INC. (the “Corporation”) shall be established and maintained at:

895 Broadway

New York, NY 10003

1.2                                 Other Offices:  The Corporation may have other offices, either within or without this State, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

2.1                                 Place of Shareholders’ Meetings.  All meetings of the shareholders of the Corporation shall be held at such place or places, within or without the State of New York, as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof.

2.2                                 Date and Hour of Annual Meetings of Shareholders.  An annual meeting of shareholders shall be held each year on the second Tuesday in the fifth month following the completion of the Corporation’s fiscal year, unless said date is a legal holiday, in which case the meeting shall be held on the next business day thereafter which is not a legal holiday.

2.3                                 Purposes of Annual Meetings.  At each annual meeting, the shareholders shall elect the members of the Board of Directors for the succeeding year. At any such annual meeting any further proper business may be transacted.

2.4                                 Special Meetings of Shareholders.  Special meetings of the shareholders or of any class or series thereof entitled to vote may be called by the President or by the Board of Directors, or at the request in writing by shareholders of record owning a majority of the issued and outstanding shares of common stock of the Corporation.

2.5                                 Notice of Meetings of Shareholders. (a)  Except as otherwise expressly required or permitted by law, not less than ten days nor more than fifty days before the date of every shareholders’ meeting the Secretary shall give to each shareholder of record entitled to vote at such meeting, written notice, served personally, by mail or by telegram, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address for notices to such shareholder as it appears on the records of the Corporation.

(b)                                 If, at any shareholders’ meeting, action is proposed to be taken which would, if taken, entitle shareholders to receive payment for their shares pursuant to Section 623 of the New York Business Corporation Law, the notice of such meeting shall include a statement to that purpose and to that effect and shall be accompanied by a copy of Section 623 of the New York Business Corporation Law or an outline of its material terms.

(c)                                  Notice of any meeting need not be given to any person who may become a shareholder of record, after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting.

2.6                                 Quorum of Shareholders.  (a) Unless otherwise provided by the Certificate of Incorporation or by law, at any meeting of the shareholders, the presence in person or by proxy of holders of a majority of the shares entitled to vote thereat shall constitute a quorum.  The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b)                                 At any meeting of the shareholders at which a quorum shall be present, holders of a majority of the shares present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting.  In the absence of a quorum, the officer presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present.  Notice of any adjourned meeting, other than announcement at the meeting, shall not be required to be given, except as provided in paragraph (d) below and except where expressly required by law.

(c)                                  At any adjourned session at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called but only those shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record data is fixed by the Board of Directors.

(d)                                 If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

2.7                                 Chairman and Secretary of Meeting.  The President, or, in his/her absence, a Vice President shall preside at meetings of the shareholders.  The Secretary shall act as secretary of the meeting or, in his/her absence, an Assistant Secretary, shall act, or if neither is present, then the presiding officer may appoint a person to act as secretary of the meeting.

2.8                                 Voting by Shareholders.  Except as may be otherwise provided by the Certificate of Incorporation or these by-laws, at every meeting of the shareholders each shareholder shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the record date for the meeting.  All elections and questions other than election of directors shall be decided by a majority of the votes cast at a meeting of the shareholders by the holders of shares present in person or represented by proxy and entitled to vote at the meeting.  At any election of directors, directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares present in person or represented by proxy entitled to vote in the election.

2.9                                 Proxies.  Any shareholder entitled to vote at any meeting of shareholders may vote either in person or by proxy.  Every proxy shall be in writing, subscribed by the shareholder or his duly authorized attorney-in-fact.  No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force.

2.10                           Inspectors.  The election of directors and any other vote by ballot at any meeting of the shareholders shall be supervised by at least two inspectors if requested by a shareholder present in person or represented by proxy and entitled to vote at such meeting.  Such inspectors may be appointed by the presiding officer before or at the meeting; or if one or both inspectors so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting.

2.11                           List of Shareholders.  A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder.  If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

2.12                           Procedure at Shareholders’ Meetings.  Except as otherwise provided by these by-laws or any resolutions adopted by the shareholders or Board of Directors, the order of business and all other matters of procedure at every meeting of shareholders shall be determined by the presiding officer.  Not less than 15 minutes following the presentation of any resolution to any meeting of shareholders, the presiding officer may announce that further discussion on such resolution shall be limited to not more than three persons who favor and not more than three persons who oppose such resolution, each of whom shall be designated by the presiding officer and shall thereupon be entitled to speak thereon for not more than five minutes.  After such persons, or such a lesser number thereof as shall advise the presiding officer of their desire so to speak, shall have spoken on such resolution, the presiding officer may direct a vote on such resolution without further discussion thereon at the meeting.

2.13                           Action By Consent Without Meeting.  Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all outstanding shares entitled to vote thereon.

ARTICLE III

DIRECTORS

3.1                                 Powers of Directors. The property, business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all the powers of the Corporation except such as are by the law of the State of New York or the Certificate of Incorporation or these by-laws required to be exercised or done by the shareholders.

3.2                                 Number, Method of Election, Terms of Office of Directors. The number of directors constituting the entire board shall be fixed from time to time by the Board of Directors and shall not be less than three, except that where all the shares of a Corporation are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders. Each Director shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified, provided, however, that a director may resign at any time. Directors need not be shareholders.

3.3                                 Vacancies on Board of Directors; Removal.  (a) Any director may resign his office at any time by delivering his resignation in writing to the President or the

Secretary. It will take effect at the time specified therein or, if no time is specified, it will be effective at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(b)                                 Any vacancy, or newly created directorship resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next annual election of directors by the shareholders and until his successor is duly elected and qualified or until his earlier resignation or removal.

(c)                                  Any director may be removed with or without cause at any time by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the votes cast at a meeting of the shareholders by the holders of shares present in person or represented by proxy entitled to vote at a special meeting of the shareholders called for that purpose.

3.4                                 Meetings of the Board of Directors. (a) The Board of Directors may hold their meetings, both regular and special, either within or without the State of New York.

(b)                                 Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by resolution of the Board of Directors. No notice of such regular meetings shall be required. If the date designated for any regular meeting be a legal holiday, then the meeting shall be held on the next day which is not a legal holiday.

(c)                                  The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of the shareholders for the election of officers and the transaction of such other business as may come before it. If such meeting is held at the place of the shareholders’ meeting, no notice thereof shall be required.

(d)                                 Special meetings of the Board of Directors shall be held whenever called by direction of the President or at the written request of any director.

(e)                                  The Secretary shall give notice to each director of any special meeting of the Board of Directors by mailing the same at least three days before the meeting or by telegraphing, telexing, or delivering the same not later than the day before the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors. No notice of any adjourned meeting need be given. No notice to or waiver by any director shall be required with respect to any meeting at which the director is present.

3.5                                 Quorum and Action. Unless provided otherwise by law or the Certificate of Incorporation, a majority of the whole board shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. The vote of a majority of the directors present at any meeting at which a quorum is present shall be necessary to constitute the act of the Board of Directors.

3.6                                 Presiding Officer and Secretary of Meeting. The President, or, in his/her absence, a Vice President, or, in their absence, a member of the Board of Directors selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in his/her absence the presiding officer may appoint a secretary of the meeting.

3.7                                 Action by Consent Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee.

3.8                                 Action by Telephonic Conference. Members of the Board of Directors, or any committee designated by such

Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

3.9                                 Committees.   (a)  The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate an executive committee and other committees, each committee to consist of three or more directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(b)   Any such committee, to the extent provided in the resolution of the Board of Directors, or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have authority as to the following matters:

(1)                                  The submission to shareholders of any action that needs shareholders’ approval under this chapter.

(2)                                  The filling of vacancies in the Board of Directors or in any committee.

(3)                                  The fixing of compensation of the directors for serving on the Board or on any committee.

(4)                                  The amendment or repeal of the by-laws, or the adoption of new by-laws.

(5)                                  The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

3.10                           Compensation of Directors.  Directors shall receive such reasonable compensation for their service on the Board of Directors or any committees thereof, whether in the form of salary or a fixed fee for attendance at meetings, or both, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

4.1                                 Officers, Title, Elections, Terms.  (a)  The elected officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary, who shall be elected by the Board of Directors at its annual meeting following the annual meeting of the shareholders, to serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election and until their successors are elected and qualify.  The Board of Directors may also elect a Chairman of the Board who shall have such duties as shall be assigned to him by the Board of Directors.  Any two or more offices may be held by the same person, except the offices of President and Secretary.  When all of the issued and outstanding shares of the Corporation are owned by one person, such person may hold all or any combination of offices.

(b)                                 The Board of Directors may elect or appoint at any time, and from time to time, additional officers or agents with such duties as it may deem necessary or desirable.  Such additional officers shall serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election or appointment.

(c)                                  Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

(d)                                 Any officer may resign his office at anytime.  Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(e)                                  The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

(f)                                    The Board of Directors may require any officer to give security for the faithful performance of his duties.

(g)                                 All other officers shall have such duties and powers as are provided in these by-laws, or as the Board of Directors may determine from time to time, or as may be assigned to then by any superior officer.

4.2           Removal of Elected Officers.  Any elected officer may be removed at any time, either with or without cause, by resolution adopted at any regular or special meeting of the Board of Directors by a majority of the directors then in office.

4.3           Duties.          (a)  President.  The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall supervise and control all the business and affairs of the Corporation.  He shall, when present, preside at all meetings of the shareholders and of the Board of Directors.  He shall see that all orders and resolutions of the Board of Directors are carried into effect (unless any such order or resolution shall provide otherwise), and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

(b)                                 Vice President.  Each Vice President, if any, shall have such powers and perform such duties as the Board of Directors may determine or as may be assigned to him by the President.  In the absence of the President or in the event of his death, or inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents, in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers and be subject to all the restrictions upon the President.

(c)                                  Treasurer.  The Treasurer shall (1) have charge and custody of and be responsible for all funds and securities of the Corporation:  (2) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; (3) deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected in accordance with the provisions of Article V of these by-laws; and (4) in general perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the

President or by the Board of Directors.  He shall, if required by the Board of Directors, give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

(d)                                 Secretary.  The Secretary shall (1) keep the minutes of the meetings of the shareholders, the Board of Directors, the Executive Committee (if designated), and all other committees, if any, of which a secretary shall not have been appointed, in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; (3) be custodian of the corporate records and of the seal of the corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal, is duly authorized; (4) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (5) have general charge of stock transfer books of the Corporation; and (6) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

(e)                                  Assistant Secretaries and Assistant Treasurers.  At the request of the Secretary or in his/her absence or disability, one or more Assistant Secretaries designated by him/her or by the Board of Directors shall have all the powers of the Secretary for such period as he/she or it may designate or until he/she or it revokes such designation.  At the request of the Treasurer or in his/her absence or disability, one or more Assistant Treasurers designated by him/her or by the Board of Directors shall have all the powers of the Treasurer for such period as he/she or it may designate or until he/she or it revokes such designation.  The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1                                 Contracts.  Except as otherwise provided by law, these by-laws or resolutions of the Board of Directors, any contract, document or other instrument shall be valid and binding on the Corporation only if executed and delivered in its name and on its behalf by either the President or such other persons who have been designated by resolution of the Board of Directors as authorized signatories of contracts, documents and other instruments.

5.2                                 Loans.  No loan shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors and executed by either the President or such persons who have been designated by resolution of the Board of Directors as authorized signatories of contracts, documents and other instruments, or of those persons who have been designated by resolution of the Board of Directors as authorized signatories for transactions with any bank with which such loan is contracted.  Such authority may be general or confined to specific instances.

5.3                                 Checks, Drafts, etc.  All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such person or persons and in such manner as shall from time to time be determined by resolution of the Board of Directors. Each of such persons shall give such bond, if any, as the Board of Directors may require.

5.4                                 Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries as the Board of Directors may select or as may be designated by any officer or officers of the Corporation.

ARTICLE VI

SHARES OF STOCK

6.1                                 Certificates of Stock.  (a)  Every holder of shares in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him.

(b)                                 If such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles, and, if permitted by law, any other signature may be a facsimile.

(c)                                  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

(d)                                 Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors.  They shall be numbered and registered in the order in which they are issued.

(e)                                  All certificates surrendered to the Corporation shall be cancelled with the date of cancellation, and shall be retained by the Secretary, together with the powers of attorney to transfer and the assignments of the shares represented by such certificates, for such period of time as shall be prescribed from time to time by resolution of the Board of Directors.

(f)                                    No certificates representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

6.2                                 Record Ownership.  A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation’s books.  The Corporation shall be entitled to treat the holder of any share as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.

6.3                                 Transfer of Record Ownership.  Transfers of shares shall be made on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

6.4                                 Lost, Stolen or Destroyed Certificates.  Certificates representing shares of the stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board of Directors from time to time may authorize.

6.5                                 Transfer Agent; Registrar; Rules Respecting Certificates.  The Corporation shall maintain at its principal office or at the office of its attorneys an office where shares of the Corporation shall be transferable. The Corporation may also maintain one or more registry offices where such shares shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock.

6.6           Fixing Record Date for Determination of Shareholders of Record.  (a) The Board of Directors may fix, in advance, a date as the record date for the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. Such date shall not be more than fifty nor less than ten days before the date of such meeting, no more than fifty days prior to any other action.

(b)                                 If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held. For all other purposes, the record date for determining shareholders shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted.

(c)                                  When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this section for the adjourned meeting.

6.7                                 Dividends.  Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out

of funds legally available therefor at any regular or special meeting, declare dividends upon the shares of the Corporation as and when the Board deems expedient.  Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in its discretion deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

ARTICLE VII

SECURITIES HELD BY THE CORPORATION

7.1                                 Voting.  Unless the Board of Directors shall otherwise order, the President, any Vice President, the Secretary or the Treasurer shall have full power and authority, on behalf of the Corporation, to attend, act and vote at any meeting of the stockholders of any Corporation in which the Corporation may hold stock, and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid.  The Board of Directors from time to time may confer like powers upon any other person or persons.

7.2                                 General Authorization to Transfer Securities Held by the Corporation.  (a)  Each of the President, any Vice President and the Treasurer shall be, and each of them hereby is, authorized and empowered to transfer, covert, endorse, sell, assign, sat over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver, under the seal of the Corporation, any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

(a)                                  Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with the foregoing paragraph (a), a certificate of the Secretary of the Corporation in office at the date of such certificate setting forth the provisions of this Section 7.2 and stating that they are in full force and effect and setting forth the names of persons who are then officers of the Corporation, then all persons to whom such instrument and annexed certificate shall thereafter come, shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and that with respect to such securities the authority of these provisions of the by-laws and of such officers is still in full force and effect.

ARTICLE VIII

MISCELLANEOUS

8.1                                 Seal.  The seal of the Corporation shall be in such form and shall have such content as the Board of Directors shall from time to time determine.

8.2                                 Notice and Waiver of Notice.   Whenever any notice of the time, place or purpose of any meeting of shareholders, directors or a committee is required to be given under the law of the State of New York, the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the holding thereof, or actual attendance at the meeting in person or, in the case of any shareholder, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons.

8.3                                 Amendment of By-Laws.  (a)  By Board of Directors.  The by-laws of the Corporation may be altered, amended or repealed or new by-laws may be made or adopted by the Board of Directors at any regular or special meeting of the Board; provided that paragraph (c) of Section 3.3 and Section 8.3(a) of these by-laws may be altered, amended or repealed only by action of the shareholders acting pursuant to Section 8.3 (b) hereof.

(b)                                 By Shareholders.  The by-laws of the Corporation may also be altered, amended or repealed or new by-laws may be made or adopted by the vote of a majority in interest of the shareholders represented and entitled to vote upon the election of directors, at any meeting at which a quorum is present.

8.4                                 Indemnity.  The Corporation shall indemnify its directors and officers to the fullest extent allowed by law.

8.5                                 Fiscal Year.  Except as from time to time otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31.

Schedule I

In accordance with instruction 2 to Item 601 of Regulation S-K, the by-laws of the following registrants have been omitted because they are substantially identical in all material respects to this exhibit 3.2.2.  This schedule identifies the documents omitted and sets forth the material details in which such documents differ from this exhibit 3.2.2.

Exhibit	Registrant	State of Incorporation	Other Differences

3.2.3	Equinox-85th Street Inc.	NY	None

3.2.4	Equinox Fitness Club Inc.	NY	None

3.2.5	Equinox 63rd Street Inc.	NY	None

3.2.6	Equinox-54th Street, Inc.	NY	None

3.2.7	Equinox-50th Street, Inc.	NY	None

3.2.8	Equinox 44th Street Inc.	NY	None

3.2.9	Equinox-43rd Street Inc.	NY	None

3.2.15	Equinox Wall Street Inc.	NY	None

3.2.16	Equinox White Plains Road, Inc.	NY	None

3.2.19	The Equinox Group, Inc.	NY	None